EXHIBIT 99.1

TRICO MARINE SERVICES REPORTS SECOND QUARTER 2005 RESULTS - REVENUES INCREASE 55% OVER SECOND QUARTER 2004

HOUSTON, August 8, 2005 /PRNewswire-FirstCall/ -- Trico Marine Services, Inc. (OTC: TRMA.OB - News) (the “Company” or “Trico”) today announced its financial results for the second quarter of 2005.

During the first complete quarter after its restructuring, charter hire revenues increased 55% year over year to $39.9 million and increased 7% on a sequential basis. In addition, the Company reported positive net income of $3.6 million for the second quarter of 2005, or $0.34 per share (diluted), which is the first time since the second quarter of 2001 that the Company has recorded net income and earnings per share.  This compares to a net loss of $44.7 million, or ($1.21) per share (diluted) in the second quarter of 2004. The Company reported a combined net loss of $57.7 million for the first six months of 2005, consisting of net income of $3.7 million for the post-reorganization period from March 15, 2005 to June 30, 2005, and a net loss of $61.4 million for the pre-reorganization period from January 1, 2005 to March 14, 2005. The majority of the pre-reorganization loss resulted from net charges of $219.0 million made in connection with the application of fresh-start accounting upon the completion of the Company’s reorganization and $6.7 million of reorganization costs, offset by gains of $166.5 million resulting from the discharge of debt in the reorganization. The 2005 net loss compares to a net loss for the first six months of 2004 of $61.2 million. The second quarter and year to date 2004 net losses include non-cash charges of $27.3 million for impairment and accelerated amortization of deferred financing and debt discount costs.

Charter hire revenues for the three months ended June 30, 2005 were $39.9 million, which compares to $25.7 million for the comparable quarter last year, an increase of approximately 55%. This increase was primarily due to increased activity in the North Sea, particularly for our Anchor Handling Towing and Supply vessels. Our utilization and day rates also increased in the Gulf of Mexico region due to increased activity from seasonal demands, work related repairs from hurricane damage and a reduced supply of vessels due to the mobilization into international markets. Gulf of Mexico utilization for the Company’s active fleet was 93% in the second quarter of 2005 compared to 79% in the second quarter of 2004.

Charter hire revenues for the six months ended June 30, 2005 increased 57% to $77.3 million, from $49.2 million for the first six months of 2004.

Trico’s Chairman of the Board and interim Chief Executive Officer, Joseph S. Compofelice, commented, “Our second quarter performance validates the strength of our business model after the restructuring, as revenues from all major classes have increased sequentially from the three-year highs experienced in the first quarter of this year.”

Operating income was $9.1 million for the three months ended June 30, 2005, after deducting depreciation and amortization of $6.4 million and $3.5 million of expensed marine inspection costs. This represents in excess of a four-fold increase over the operating income of $2.0 million for the first quarter of 2005. In addition, this compares to an operating loss of $26.6 million in the second quarter of 2004, which is after deducting depreciation, amortization and impairment charges of $28.8 million.

North Sea day rates averaged $16,147 with utilization of 89% in the second quarter of 2005, compared to $10,271 with utilization of 77% in the second quarter of 2004. Day rates for the Company's Gulf class supply boats averaged $5,727 with utilization of 58% in the second quarter of 2005, compared to $4,303 with utilization of 46% in the second quarter of 2004. The crew boats and line handlers averaged $2,208 with utilization of 89% in the second quarter of 2005, compared to $2,466 with utilization of 89% in the second quarter of 2004.

Subsequent to the end of the second quarter, North Sea day rates averaged $15,699 with utilization of 91% while day rates for the Company's Gulf class supply boats averaged $5,965 with utilization of 63% or 94% of all actively marketed vessels, in July 2005.

“We remain focused on evaluating our term and spot contract coverage worldwide. While we continue to evaluate additional term contracts to ensure utilization at historically significant rates, we have continued to reap the benefits of our level of spot exposure in the North Sea and Gulf of Mexico markets, which has allowed us to pay down approximately $14.5 million of worldwide debt since our reorganization. We will continue to focus on ways to strengthen our balance sheet and increase operating results and cash flows,” Mr. Compofelice added.

Direct vessel operating expenses increased 18% from $19.4 million in the second quarter of 2004 to $23.0 million in the second quarter of 2005. The increase is primarily due to our election to change the method of accounting for marine inspection costs from the “defer and amortize” method to the “expense as incurred” method. After our reorganization, marine inspection costs have been expensed as incurred and are included in direct operating expenses. Direct operating expenses included $3.5 million and $3.7 million of marine inspection costs, for the second quarter of 2005 and the period from March 15, 2005 through June 30, 2005, respectively.

General and administrative expense increased from $4.1 million in the second quarter of 2004 to $5.1 million in the second quarter of 2005, primarily as a result of equity-based non-cash compensation expense partially due to the required adoption of the expense recognition provisions of SFAS No. 123R on the emergence date.

At June 30, 2005, we had $15 million of available borrowing capacity under our $20 million U.S. revolving credit facility and our Norwegian credit facility had NOK 267 million ($40.8 million) of borrowing capacity available. Combined with our unrestricted cash position of $10.8 million as of June 30, 2005 our consolidated available liquidity was $66.6 million.

The Company emerged from Chapter 11 protection pursuant to a previously announced plan of reorganization that became effective on March 15, 2005. Accordingly, for accounting purposes, financial statements for periods after March 15, 2005 relate to a new reporting entity (the “Successor Company”) and in many respects are not directly comparable to prior periods of the old reporting entity (the “Predecessor Company”). A reconciliation of the combined results to the results for the Successor Company and the Predecessor Company is attached to this press release.

About Trico

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, Latin America, and West Africa. The services provided by the Company’s diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews, and support for the construction, installation, maintenance and removal of offshore facilities. Trico has its principal office in Houston, Texas. Please visit the Company’s website at http://www.tricomarine.com for additional information.

Certain statements in this press release that are not historical fact may be “forward looking statements.” Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such statements. A description of risks and uncertainties attendant to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)
	Successor	Predecessor
	Company	Company

	Three months	Three months
	ended	ended
	June 30, 2005	June 30, 2004
Revenues:
Charter hire	$39,945	$25,709
Amortization of non-cash deferred revenues	3,168	-
Other vessel income	44	37
Total revenues	43,157	25,746

Operating expenses:
Direct vessel operating expenses and other	22,959	19,429
General and administrative	5,062	4,122
Amortization of marine inspection costs	-	3,133
Depreciation and amortization expense	6,360	8,387
Impairment of long-lived assets	-	8,584
Loss on assets held for sale	-	8,674
(Gain) loss on sales of assets	(278)	2
Total operating expenses	34,103	52,331

Operating income (loss)	9,054	(26,585)

Reorganization costs	-	(1,698)
Interest expense	(2,186)	(10,492)
Amortization of deferred financing costs	(94)	(7,460)
Other income (loss), net	(165)	135
Loss before income taxes	6,609	(46,100)

Income tax expense (benefit)	3,044	(1,374)

Net income (loss)	$3,565	$(44,726)

Basic income (loss) per common share:
Net income (loss)	$0.35	$(1.21)
Average common shares outstanding	10,224,348	36,862,735

Diluted income (loss) per common share:
Net income (loss)	$0.34	$(1.21)
Average common shares outstanding	10,438,659	36,862,735

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)
		Successor
	Combined	Company	Predecessor Company
	Results for the	Period from	Period from
	Six months	March 15, 2005	January 1, 2005	Six months
	ended	through	through	ended
	June 30, 2005	June 30, 2005	March 14, 2005	June 30, 2004
Revenues:
Charter hire	$77,344	$47,475	$29,869	$49,213
Amortization of non-cash deferred revenues	3,837	3,837	-	-
Other vessel income	72	55	17	102
Total revenues	81,253	51,367	29,886	49,315

Operating expenses:
Direct vessel operating expenses and other	43,179	26,962	16,217	37,541
General and administrative	11,051	7,021	4,030	7,677
Amortization of marine inspection costs	2,055	-	2,055	6,013
Depreciation and amortization expense	14,200	7,497	6,703	16,674
Impairment of long-lived assets	-	-	-	8,584
Loss on assets held for sale	-	-	-	8,674
(Gain) loss on sales of assets	(276)	(278)	2	11
Total operating expenses	70,209	41,202	29,007	85,174

Operating income (loss)	11,044	10,165	879	(35,859)

Reorganization costs	(6,659)	-	(6,659)	(1,698)
Gain on debt discharge	166,459	-	166,459	-
Fresh-start adjustments	(219,008)	-	(219,008)	-
Interest expense	(4,620)	(2,680)	(1,940)	(17,928)
Amortization of deferred financing costs	(162)	(112)	(50)	(7,700)
Loss on early retirement of debt	-	-	-	(618)
Other income (loss), net	(5)	(10)	5	634
Income (loss) before income taxes	(52,951)	7,363	(60,314)	(63,169)

Income tax expense (benefit)	4,739	3,692	1,047	(1,989)

Net income (loss)	$(57,690)	$3,671	$(61,361)	$(61,180)

Basic income (loss) per common share:
Net income (loss)		$0.36	$(1.66)	$(1.66)
Average common shares outstanding		10,203,623	36,908,505	36,856,773

Diluted income (loss) per common share:
Net income (loss)		$0.35	$(1.66)	$(1.66)
Average common shares outstanding		10,390,611	36,908,505	36,856,773

		Three months Ended		Six months Ended
	Month of	June 30,		June 30,
Average Day Rates:	July 2005	2005	2004	2005(1)	2004
Supply (Gulf class)	$5,965	$5,727	$4,303	$5,474	$4,295
PSV/AHTS (North Sea class)	15,699	16,147	10,271	15,956	10,360
Crew/line handling	2,482	2,208	2,466	2,215	2,480

Utilization:
Supply (Gulf class)	63%	58%	46%	55%	45%
PSV/AHTS (North Sea class)	91%	89%	77%	89%	72%
Crew/line handling	91%	89%	89%	90%	87%

Average Number of Vessels:
Supply (Gulf class)	48.0	48.0	48.0	48.0	48.0
PSV/AHTS (North Sea class)	16.3	17.2	19.0	17.6	19.0
Crew/line handling	17.0	17.0	17.0	17.0	17.0

(1) Results and day rates for the six months ended June 30,2005 comprise results of both the successor and predecessor companies, before and after our emergence from bankruptcy.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share amounts)
	Successor	Predecessor
	Company	Company
	June 30,	December 31,
ASSETS	2005	2004
Current assets:
Cash and cash equivalents	$10,838	$13,170
Restricted cash	1,046	1,293
Accounts receivable, net	37,998	34,373
Prepaid expenses and other current assets	3,070	1,405
Assets held for sale	1,224	3,883
Total current assets	54,176	54,124

Property and equipment:
Land and buildings	1,826	3,774
Marine vessels	254,386	659,289
Construction-in-progress	308	32
Transportation and other	1,303	5,240
	257,823	668,335
Less accumulated depreciation and amortization	7,359	209,124
Net property and equipment	250,464	459,211

Restricted cash - noncurrent	6,876	6,232
Other assets	12,224	31,188
Total assets	$323,740	$550,755

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term and current maturities of debt	$60,247	$60,902
Accounts payable	7,085	6,495
Accrued expenses	9,645	7,994
Accrued insurance reserve	4,341	4,420
Accrued interest	435	518
Income taxes payable	375	455
Total current liabilities	82,128	80,784

Liabilities subject to compromise:
Senior Notes	-	250,000
Accrued interest on Senior Notes	-	25,179

Long-term debt, including premiums	70,767	86,229
Deferred income taxes	41,734	40,010
Deferred revenues on unfavorable contracts	11,853	-
Other liabilities	4,351	4,712
Total liabilities	210,833	486,914

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value	-	-
Old Common stock, $.01 par value	-	370
New Common stock, $.01 par value	103	-
Warrants - Series A	1,649	-
Warrants - Series B	635	-
Additional paid-in capital	112,146	338,071
Retained earnings (accumulated deficit)	3,671	(310,797)
Unearned compensation	(92)	(119)
Cumulative foreign currency translation adjustment	(5,205)	36,317
Treasury stock, at par value	-	(1)
Total stockholders' equity	112,907	63,841

Total liabilities and stockholders' equity	$323,740	$550,755

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
		Successor
	Combined	Company	Predecessor Company
	Results for the	Period from	Period from
	Six months	March 15, 2005	January 1, 2005	Six months
	ended	through	through	ended
	June 30, 2005	June 30, 2005	March 14, 2005	June 30, 2004
Net loss	$(57,690)	$3,671	$(61,361)	$(61,180)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Depreciation and amortization	16,400	7,592	8,808	33,288
Amortization of deferred revenues	(3,837)	(3,837)	-	-
Deferred marine inspection costs	(1,277)	-	(1,277)	(7,291)
Deferred income taxes	4,655	3,258	1,397	(1,956)
Gain on debt discharge	(166,459)	-	(166,459)	-
Fresh start adjustments	219,008	-	219,008	-
Impairment of long-lived assets	-	-	-	8,584
Loss on assets held for sale	-	-	-	8,674
Loss on early retirement of debt	-	-	-	618
Loss (gain) on sales of assets	(276)	(278)	2	11
Provision for doubtful accounts	80	40	40	505
Stock compensation expense	1,562	1,553	9	38
Change in operating assets and liabilities:
Accounts receivable	(4,696)	(7,100)	2,404	810
Prepaid expenses and other current assets	(1,717)	(1,087)	(630)	(997)
Accounts payable and accrued expenses	3,509	(4,167)	7,676	10,225
Other, net	(151)	298	(449)	(1,143)
Net cash provided by (used in) operating activities	9,111	(57)	9,168	(9,814)

Cash flows from investing activities:
Purchases of property and equipment	(1,633)	(686)	(947)	(4,874)
Proceeds from sales of assets	1,552	1,552	-	110
Increase in restricted cash	(457)	(965)	508	(6,308)
Other, net	(237)	(26)	(211)	(283)
Net cash used in investing activities	(775)	(125)	(650)	(11,355)

Cash flows from financing activities:
Net proceeds from issuance of common stock	1,788	1,788	-	-
Proceeds from issuance of debt	114,100	59,550	54,550	55,365
Repayment of debt	(125,784)	(69,013)	(56,771)	(35,014)
Deferred financing costs and other	(375)	-	(375)	(2,284)
Net cash (used in) provided by financing activities	(10,271)	(7,675)	(2,596)	18,067

Effect of exchange rate changes on cash and cash equivalents	(397)	(459)	62	(221)

Net increase (decrease) in cash and cash equivalents	(2,332)	(8,316)	5,984	(3,323)
Cash and cash equivalents at beginning of period	13,170	19,154	13,170	25,892
Cash and cash equivalents at end of period	$10,838	$10,838	$19,154	$22,569